UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
June 11, 2015

_______________________

MONOLITHIC POWER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51026	77-0466789
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

79 Great Oaks Boulevard, San Jose, CA 95119
(Address of principal executive offices) (Zip Code)

(408) 826-0600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 11, 2015, Monolithic Power Systems, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders (i) elected two directors to the Company’s board of directors, (ii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2015, and (iii) approved, on an advisory basis, the compensation of the Company’s named executive officers.

Item No. 1:	Proposal to elect two Class II directors to the Company’s Board of Directors to serve until the Annual Meeting of Stockholders in 2018.

Nominee	For	Withheld	Broker Non-Votes
Karen A. Smith Bogart	34,618,473	527,044	2,188,558
Jeff Zhou	35,073,846	71,671	2,188,558

Item No. 2:	Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

For	Against	Abstain	Broker Non-Votes
36,107,757	1,170,456	55,862	0

Item No. 3:	Proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
34,819,110	134,237	191,769	2,188,959

Item 8.01 Other Events.

On June 11, 2015, the Company issued a press release announcing the quarterly cash dividend for the second quarter of 2015. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Exhibits.

(d) Exhibits

Exhibit No	Description
99.1	Press release dated June 11, 2015, announcing the results of the 2015 Annual Meeting of Stockholders and the quarterly cash dividend for the second quarter of 2015.

Exhibit Index

Exhibit No	Description
99.1	Press release dated June 11, 2015, announcing the results of the 2015 Annual Meeting of Stockholders and the quarterly cash dividend for the second quarter of 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 12, 2015	By:	/s/ Saria Tseng
Saria Tseng Vice President, General Counsel